Exhibit 4.1

TYCO ELECTRONICS GROUP S.A.,

as Issuer

AND

TE CONNECTIVITY PLC,

as Parent Guarantor

AND

TE CONNECTIVITY SWITZERLAND LTD.,

as Additional Guarantor

AND

DEUTSCHE BANK TRUST
COMPANY AMERICAS,

as Trustee

FIFTH SUPPLEMENTAL INDENTURE

Dated as of February 9, 2026

$200,000,000 of 4.500% Senior Notes due 2031

THIS FIFTH SUPPLEMENTAL INDENTURE is dated as of February 9, 2026 among TYCO ELECTRONICS GROUP S.A., a Luxembourg public limited liability company (société anonyme) having its registered office at 46 Place Guillaume II, L-1648 Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B.123549 (the “Company”), TE CONNECTIVITY PLC (the “Parent Guarantor”), TE CONNECTIVITY SWITZERLAND LTD. (the “Additional Guarantor” and, together with the Parent Guarantor, the “Guarantors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (the “Trustee”).

RECITALS

A.            The Company, the Guarantors and the Trustee executed and delivered an Amended and Restated Indenture, dated as of January 31, 2025 (the “Base Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness.

B.            The Company, the Guarantors and the Trustee executed and delivered the Third Supplemental Indenture, dated as of May 9, 2025 (the “Third Supplemental Indenture”), to provide for the issuance by the Company of $450,000,000 4.500% Senior Notes due 2031 (the “Initial Securities”) and establishing the form and terms thereof.

C.            Pursuant to a Board Resolution, the Company has authorized the issuance of $200,000,000 aggregate principal amount of 4.500% Senior Notes due 2031 (the “Offered Securities”).

D.            The entry into this Fifth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture and the Third Supplemental Indenture (the Base Indenture, as supplemented by the Third Supplemental Indenture and this Fifth Supplemental Indenture, the “Indenture”).

E.            The Company and the Guarantors desire to enter into this Fifth Supplemental Indenture pursuant to (a) Section 9.01(j) of the Base Indenture to issue the Offered Securities, and (b) Section 9.01(f) of the Base Indenture to change or eliminate certain provisions of the Base Indenture, it being acknowledged that such changes and eliminations shall not be effective with respect to any outstanding Security of any series created prior to the execution of this Fifth Supplemental Indenture which is entitled to the benefit of such provision.

F.            All things necessary to make this Fifth Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Offered Securities as follows:

ARTICLE I

Section 1.1.             Terms of Offered Securities.

The following terms relate to the Offered Securities:

(1)            The Offered Securities constitute a further issuance of, form a single series with, and are fully fungible with the 4.500% Senior Notes due 2031 issued pursuant to the Third Supplemental Indenture.

(2)            The initial aggregate principal amount of the Offered Securities that may be authenticated and delivered under the Base Indenture (except for Offered Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Offered Securities pursuant to Section 2.05, 2.06, 2.07, 2.11, or 3.03) is $200,000,000.

(3)            The entire Outstanding principal of the Offered Securities shall be payable on February 9, 2031.

(4)            The rate at which the Offered Securities shall bear interest shall be 4.500% per year payable as set forth in the Offered Securities. The date from which interest shall accrue on the Offered Securities shall be February 9, 2026 or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Offered Securities shall be February 9 and August 9 of each year, beginning August 9, 2026. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the January 25 and July 25 prior to each Interest Payment Date (a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(5)            The Offered Securities shall be issuable in whole in the form of one or more registered Global Securities, and the Depositary for such Global Securities shall be The Depository Trust Company, New York, New York. The Offered Securities shall be substantially in the form attached hereto as Exhibit A, the terms of which are hereby incorporated by reference. The Offered Securities shall be issuable in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(6)            Section 1.1(6) through Section 1.1(13) of the Third Supplemental Indenture shall apply to the Offered Securities.

Section 1.2.             Additional Covenants.

Section 1.3 of the Third Supplemental Indenture shall apply to the Offered Securities.

3

ARTICLE II

MISCELLANEOUS

Section 2.1.             Definitions.

Capitalized terms defined in the Base Indenture and used but not defined in the Third Supplemental Indenture or this Fifth Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture. Capitalized terms defined in the Third Supplemental Indenture and used but not defined in this Fifth Supplemental Indenture shall have the meanings ascribed thereto in the Third Supplemental Indenture.

Section 2.2.             Confirmation of Indenture.

The Base Indenture constitutes an indenture supplemental to the Indenture, dated as of September 25, 2007, as supplemented prior to the date of the Base Indenture. The Base Indenture, as supplemented and amended by the Third Supplemental Indenture and this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, the Third Supplemental Indenture, this Fifth Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.3.             Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, privileges, protections, immunities and benefits which it possesses under the Base Indenture. The recitals contained herein and in the Offered Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture or of the Offered Securities. The Trustee shall not be accountable for the use or application by the Company of the Offered Securities or the proceeds thereof.

Section 2.4.             Governing Law.

This Fifth Supplemental Indenture and the Offered Securities shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of laws principles that would require the application of any other law except to the extent that the Trust Indenture Act is applicable. For the avoidance of doubt, articles 470-1 to 470-19 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended, do not apply in respect of the Offered Securities.

Section 2.5.             Separability.

In case any one or more of the provisions in this Fifth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity, legality and enforceability of the other provisions of this Fifth Supplemental Indenture, but this Fifth Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

4

Section 2.6.             Counterparts and Electronic Signatures.

This Fifth Supplemental Indenture may be executed in any number of counterparts. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture and signature pages for all purposes and shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and will be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee.

Section 2.7.             No Benefit.

Nothing in this Fifth Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders, any benefit or legal or equitable rights, remedy or claim under this Fifth Supplemental Indenture or the Base Indenture.

5

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed all as of the day and year first above written.

TYCO ELECTRONICS GROUP S.A.

By:	/s/ Jean-Jacques Fotzeu
	Name:	Jean-Jacques Fotzeu
	Title:	Director

TE CONNECTIVITY PLC

By:	/s/ Heath A. Mitts
	Name:	Heath A. Mitts
	Title:	Executive Vice President and Chief Financial Officer

TE CONNECTIVITY SWITZERLAND LTD.

By:	/s/ Harold G. Barksdale
	Name:	Harold G. Barksdale
	Title:	Director

[Signature Page to Fifth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee

By:	/s/ Mary Miselis
	Name:	Mary Miselis
	Title:	Vice President

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Director

[Signature Page to Fifth Supplemental Indenture]

EXHIBIT A

FORM OF 4.500% SENIOR NOTES

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(C) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

4.500% SENIOR NOTES DUE 2031

No. 1	$200,000,000

CUSIP No. 902133 BC0

ISIN: US902133BC02

TYCO ELECTRONICS GROUP S.A.

promises to pay to Cede & Co. or registered assigns, the principal sum of TWO HUNDRED MILLION Dollars on February 9, 2031.

Interest Payment Dates: February 9 and August 9

Record Dates: January 25 and July 25

Each Holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such Holder’s behalf to be bound by such provisions. Each Holder hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such Holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

Date: February 9, 2026

TYCO ELECTRONICS GROUP S.A.

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Base Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

Dated: February 9, 2026

GUARANTEE

For value received, TE CONNECTIVITY PLC and TE CONNECTIVITY SWITZERLAND LTD. hereby jointly and severally, absolutely, unconditionally and irrevocably guarantee to the holder of this Security the payment of principal of, premium, if any, and interest on, the Security upon which this Guarantee is set forth in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of such Security, if lawful, to the holder of such Security and the Trustee on behalf of the Holders, all in accordance with and subject to the terms and limitations of such Security and Article XV of the Indenture. For the avoidance of doubt, the Guarantee provided by TE CONNECTIVITY SWITZERLAND LTD. shall constitute a joint and several Guarantee of TYCO ELECTRONICS GROUP S.A.’s obligations under the Indenture and shall not constitute a guarantee of TE CONNECTIVITY PLC’s obligations under its Guarantee. This Guarantee will not become effective until the Trustee or Authenticating Agent duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated: February 9, 2026

TE CONNECTIVITY PLC

Name:	[ ]
Title:	[ ]

TE CONNECTIVITY SWITZERLAND LTD.

Name:	[ ]
Title:	[ ]

[FORM OF REVERSE OF NOTE]

Tyco Electronics Group S.A.

4.500% Senior Notes due 2031

This security is one of a duly authorized series of debt securities of Tyco Electronics Group S.A. (the “Company”) issued or to be issued in one or more series under and pursuant to an Amended and Restated Indenture for the Company’s unsubordinated debt securities, dated as of January 31, 2025 (the “Base Indenture”), duly executed and delivered by and among the Company, TE Connectivity plc (the “Parent Guarantor”), TE Connectivity Switzerland Ltd. (the “Additional Guarantor” and, together with the Parent Guarantor, the “Guarantors”) and Deutsche Bank Trust Company Americas (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of May 9, 2025 (the “Third Supplemental Indenture”), and Fifth Supplemental Indenture, dated as of February 9, 2026 (the “Fifth Supplemental Indenture”), each by and among the Company, the Guarantors and the Trustee. The Base Indenture as supplemented and amended by the Third Supplemental Indenture and the Fifth Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Additional Security,” and collectively, the “Additional Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company, the Guarantors and the holders of the Securities (the “Holders”). This Additional Security constitutes a further issuance of, forms a single series with, and is fully fungible with the $450,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due 2031 (the “Initial Securities” and, together with the Additional Securities, the “Securities”) issued pursuant to the Third Supplemental Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture, as supplemented by the Third Supplemental Indenture and the Fifth Supplemental Indenture.

1. Interest.  The Company promises to pay interest on the principal amount of this Additional Security at an annual rate of 4.500%, subject to adjustment as provided below. The Company will pay interest semi-annually on February 9 and August 9 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Additional Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the next succeeding Business Day. Interest on the Additional Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Additional Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be August 9, 2026. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In certain circumstances, liquidated damages may be payable as provided in Section 6.01 of the Base Indenture. Any such liquidated damages shall be payable in the same manner and on the same dates as the stated interest payable on this Additional Security.

2.  Method of Payment.  The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption and the applicable redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest and Additional Amounts, if any, on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose, in accordance with the Indenture.

3.  Paying Agent and Registrar.  Initially, Deutsche Bank Trust Company Americas, the Trustee, will act as Paying Agent and Security Registrar. The Company may change or appoint any Paying Agent or Security Registrar without notice to any Holder. The Company, the Guarantors or any of their Subsidiaries may act in any such capacity. For purposes of the Securities, the initial place of payment shall be the Corporate Trust Office.

4.  Indenture.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Holders are referred to the Indenture and TIA for a statement of such terms. The Additional Securities are unsecured general obligations of the Company and constitutes a further issuance of, forms a single series with, and is fully fungible with the Initial Securities, with such further issuance initially limited to $200,000,000 in aggregate principal amount. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture, the Third Supplemental Indenture and the Fifth Supplemental Indenture. Requests may be made to: Tyco Electronics Group S.A., 46 Place Guillaume II, L-1648 Luxembourg, Attention: The Managing Directors.

5.  Optional Redemption.  Prior to January 9, 2031 (one month prior to their maturity date) (the “Par Call Date”), the Company may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Securities to be redeemed plus, in either case, accrued and unpaid interest, thereon to the redemption date. Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the redemption date.

Any redemption or notice of redemption delivered pursuant to the terms of the Securities and the Base Indenture, as supplemented by the Third Supplemental Indenture and the Fifth Supplemental Indenture, may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent established by the Company in its discretion and, at the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion) or the redemption date may not occur at all and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by the Company in its sole discretion). Unless the Company defaults in payment of the redemption price on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption. If any redemption date would otherwise be a day that is not a Business Day, the related payment of principal and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day.

The Company shall not be required to make sinking fund payments with respect to the Securities.

6.  Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem this Security, the Holder will have the right to require that the Company purchase all or a portion, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), of this Security at a purchase price equal to 101% of the principal amount hereof plus accrued and unpaid interest, if any, to the date of purchase. Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

7.  Denominations, Transfer, Exchange.  The Securities are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose (or otherwise in accordance with the Depositary’s procedures). No service charge will be made for any registration of transfer or exchange, but a Holder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, exchange, or register the transfer of any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the Outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

8.  Persons Deemed Owners.  The registered Holder may be treated as its owner for all purposes.

9. Repayment to the Guarantors or the Company. Any funds or Governmental Obligations deposited with any Paying Agent or the Trustee, or then held by the Company or any of the Guarantors, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the Holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to the Company or any of the Guarantors, as applicable, or if then held by the Company or the Guarantors shall be discharged from such trust. After return to the Company or the Guarantors, Holders entitled to the money or securities must look to the Company or the Guarantors, as applicable, for payment as unsecured general creditors.

10.  Amendments, Supplements and Waivers.  The Base Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities to enter into supplemental indentures for the purpose of adding, changing or eliminating any provisions to the Base Indenture or supplemental indenture or indentures or of modifying in any manner not covered elsewhere in the Base Indenture the rights of the Holders of the Securities of such series; provided, however, that no such supplemental indenture, without the consent of the Holders of each Security then Outstanding and affected thereby, shall: (i) extend a fixed maturity of or any installment of principal of any Securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof; (ii) reduce the rate of or extend the time for payment of interest on any Security of any series; (iii) reduce the premium payable upon the redemption of any Security; (iv) make any Security payable in Currency other than that stated in the Security; (v) impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof (or in the case of redemption, on or after the redemption date); or (vi) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture or indentures. The Base Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby, on behalf of all of the Holders of the securities of such series, to waive any past Default under the Base Indenture, and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any security of such series or a Default in respect of a covenant or provision of the Base Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Security of such affected series. Any such consent or waiver by the registered Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and of any Security issued in exchange for this Security or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

11.  Defaults and Remedies.  In any Event of Default with respect to the Securities, unless the principal of all such Securities has already become due and payable, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company and each of the Guarantors (and to the Trustee if notice is given by such Holders), may declare the unpaid principal of all such Securities to be due and payable immediately. Subject to the terms of the Base Indenture, if an Event of Default under the Base Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Base Indenture at the request or direction of any of the Holders, unless such Holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Base Indenture, the Holders of a majority in principal amount of the Outstanding Securities of a series issued pursuant to the Base Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series.

12. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any Paying Agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent or Security Registrar.

13.  No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, shareholder, officer or director, past, present or future as such, of the Company or any of the Guarantors or of any predecessor or successor corporation, either directly or through the Company or any of the Guarantors or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of the Company or any of the Guarantors or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14.  Discharge of Indenture.  The Base Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15.  Authentication.  This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

16. Guarantee. All payments by the Company under the Indenture and this Security are fully and unconditionally guaranteed to the Holder of this Security by the Guarantors, as provided in the related Guarantee and the Indenture.

17. Additional Amounts. The Company and the Guarantors are obligated to pay Additional Amounts on this Security to the extent provided in Article XIV of the Base Indenture.

18.  Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.  Governing Law.  The Base Indenture, the Third Supplemental Indenture, Fifth Supplemental Indenture and this Security (and the Guarantee hereon) shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of New York without regard to conflicts of laws principles that would require the application of any other law except to the extent that the Trust Indenture Act is applicable. For the avoidance of doubt, articles 470-1 to 470-19 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended, do not apply in respect of the Securities.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint_______________________________________________________________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:    _________________

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.3(3) of the Third Supplemental Indenture and Section 1.2 of the Fifth Supplemental Indenture, check the box:

1.3(3) Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.3(3) of the Third Supplemental Indenture and Section 1.2 of the Fifth Supplemental Indenture, state the amount: $__________.

Date:    _________________

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)